UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MOBILEPRO CORP.
(Exact name of registrant as specified in charter)

DELAWARE	87-0419571
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6701 Democracy Boulevard, Suite 300, Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 315-9040

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-115546

Securities to be registered pursuant to Section 12(b) of the Act:

Not applicable

Item 1. Description of Registrant’s Securities to be Registered.

The information contained in “Description of Securities” in the Registrant’s Registration Statement on Form SB-2, as amended (Commission File No. 333-115546), filed with the Securities and Exchange Commission (the “Form SB-2 Registration Statement) is hereby incorporated by reference, except with respect to the number of shares of the Registrant’s stock, options and warrants which are outstanding. As of November 3, 2004, the Registrant had outstanding 323,918,011 shares of its common stock, $0.001 par value per share, and 35,425 shares of its preferred stock, $0.001 par value per share. As of November 3, 2004, the Registrant had 5,471,037 options and 40,103,537 warrants outstanding.

Item 2. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description	Location

3.1	Certificate of Incorporation, dated April 20, 2001, of Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 filed on May 11, 2001
3.2	Certificate of Amendment of Certificate of Incorporation of Mobilepro Corp dated November 16, 2001 .	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 filed on December 4, 2001
3.3	Certificate of Amendment to Certificate of Incorporation of Mobilepro Corp. dated March 11, 2003	Incorporated by reference to Exhibit 3.11 to the Registrant’s Registration Statement on Form SB-2 filed on May 6, 2003
3.4	By-Laws of Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-8 filed on May 11, 2001

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBILEPRO CORP.

Date: November 3, 2004	By:	/s/ Jay O. Wright
Jay O. Wright, Chief Executive Officer